As filed with the Securities and Exchange Commission on August 19, 1998
                                                 Registration No. 333-________

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                            ------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                            ------------------------
                          AMWEST INSURANCE GROUP, INC.
             (Exact name of registrant as specified in its charter)


     Delaware                                                  95-2672141
(State or other jurisdiction                             (I.R.S. Employer
of incorporation or organization)                        Identification Number)


                             5230 Las Virgenes Road
                           Calabasas, California 91302
                                 (818) 871-2000
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                          ----------------------------
              AMWEST INSURANCE GROUP INC. 1998 STOCK INCENTIVE PLAN
                          ----------------------------

                                 John E. Savage
        President, Chief Operating Officer and Co-Chief Executive Officer
                          Amwest Insurance Group, Inc.
                             5230 Las Virgenes Road
                           Calabasas, California 91302
                                 (818) 871-2000
    (Name, address, including zip code, and telephone number, including area code, of agent for service of process)
                                      ----

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
Title of Each                                        Proposed
Class of                       Proposed Maximum      Maximum         Amount of
Securities to   Amount to be  Offering Price Per     Aggregate     Registration
be Registered    Registered       Security(2)         Offering        Fee(2)
                                                     Price(2)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Common Stock,     250,000          $13.500          $3,375,000        $995.63
par value
$0.01 per share(1)
--------------------------------------------------------------------------------

(1) Includes Preferred Stock Purchase Rights ("Rights") issuable pursuant to that certain Rights Agreement dated May 10, 1989, which Rights are related to shares of Common Stock (including shares registered hereunder) in the ratio of one Right to one share.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of the Common Stock of Amwest Insurance Group, Inc. quoted on the American Stock Exchange, Inc. on August 17, 1998.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information*

Item 2.  Registrant Information and Employee Plan Annual Information*

*Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

                  The  following   documents  filed  by  the  Company  with  the
Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

                  (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

                  (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

                  (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the registrant document referred to in (a) above;

                  (d) The description of the Company's Common Stock which is contained in the Company's Registration Statement on Form S-1 filed with the Commission on May 19, 1988 (File No. 33-9911), together with any amendment or report filed with the Commission for the purpose of updating such description; and

                  (e) The description of the Company's Preferred Stock Purchase Rights which is contained in the Company's Registration Statement on Form 8-A dated May 11, 1989, including any amendment or report filed with the Commission for the purpose of updating such description.

                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Copies of these documents will not be filed with this Registration Statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is modified or superseded by a subsequently filed document which also is or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement except as so modified or superseded.

Item 4.  Description of Securities.

                  Not applicable.

Item 5.  Interests of Named Experts and Counsel.

                  Jonathan K. Layne, a partner in the Los Angeles office of Gibson, Dunn & Crutcher LLP, counsel to the Company, has been a director of the Company since June 1989, and beneficially owned 13,860 shares of the Company's Common Stock as of April 10, 1998, the record date for the Company's 1998 Annual Meeting of Stockholders.

Item 6.  Indemnification of Directors and Officers.

                  Section 145 of the Delaware General Corporation Law (the "DGCL") makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of the Company under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The Company's Certificate of Incorporation and Bylaws and the indemnification agreements between the Company and its officers and directors provide, in effect, that, to the fullest extent and under the circumstances permitted by Section 145 of the DGCL, the Company will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is a director or officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation or enterprise. The Company may, in its discretion, similarly indemnify its employees and agents. The Company's Certificate of Incorporation relieves its directors from monetary damages to the Company or its stockholders for breach of such director's fiduciary duty as directors to the fullest extent permitted by the DGCL. Under Section 102(b)(7) of the DGCL, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith,
(iii) for intentional misconduct or knowing violation of law, (iv) for willful or negligent violation of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemption and dividends, or (v) for any transactions from which the director derived an improper personal benefit. Depending upon the character of the proceeding, under Delaware law, the Company may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding if the person indemnified acted in good faith and in a matter he or she reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful. To the extent that a director or officer of the Company has been successful in the defense of any action, suit or proceeding referred to above, the Company will be obligated to indemnify him or her against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith.

Item 7.  Exemption from Registration Claimed.

                  Not applicable.

Item 8.  Exhibits.

         4.1      Amwest Insurance Group, Inc. 1998 Stock Incentive Plan.

         4.2 Restated Certificate of Incorporation of the Company as amended to date (incorporated by reference to Exhibit 3(3)(a) to the Company's Registration Statement on Form 8-B (Registration No. 1-9580)).

         4.3 Amended and Restated Bylaws of the Company (incorporated by reference to the Company's Registration Statement on Form S-3 (Registration No. 33-55143)).

         4.4      Preferred  Stock  Purchase  Rights  Plan   (incorporated by
                  reference to the Company's Registration Statement on Form 8-A filed May 12, 1989 (Registration No. 1-9580)).

         5.1      Opinion of Gibson, Dunn & Crutcher LLP.

         23.1     Consent of KPMG Peat Marwick LLP.

         23.2     Consent of Gibson, Dunn & Crutcher LLP (contained in
                  Exhibit 5.1).

         24.1     Power of Attorney (included on page 5 hereto).

Item 9.  Undertakings.

                  (a)      The undersigned Registrant hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                                (i)     To  include  any  prospectus required
                           by   Section 10(a)(3)  of  the Securities Act
                           of 1933;

                                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                                (iii) To include  any  material  information
                           with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas, State of California, on this 18th day of August, 1998.

                                   AMWEST INSURANCE GROUP, INC.


                                   By: /s/ John E. Savage
                                   John E. Savage
                                   President, Chief Operating Officer
                                   and Co-Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature to this Registration Statement appears below hereby constitutes and appoints Richard H. Savage, John E. Savage, Guy A. Main, Steven R. Kay and Neil F. Pont, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in their capacities and on the dates indicated.



Signature                             Title                          Date

/s/ Richard H. Savage       Chairman of the Board, President    August 18, 1998
--------------------------  and Co-Chief Executive Officer
Richard H. Savage           (PrincipalExecutive Officer)


/s/ John E. Savage          President, Chief Operating          August 18, 1998
--------------------------  Officer, Co-Chief Executive
John E. Savage              Officer and Director

/s/ Guy A. Main             Executive Vice President and        August 18, 1998
--------------------------  Director
Guy A. Main

/s/ Steven R. Kay           Senior Vice President, Chief        August 18, 1998
--------------------------  Financial Officer, Treasurer and
Steven R. Kay               Director(Principal Financial and
                            Accounting Officer)

/s/ Neil F. Pont            Senior Vice President and Director  August 18, 1998
--------------------------
Neil F. Pont

/s/ Arthur F. Melton        Director                            August 18, 1998
--------------------------
Arthur F. Melton

/s/ Thomas R. Bennett       Director                            August 18, 1998
--------------------------
Thomas R. Bennett

/s/ Bruce A. Bunner         Director                            August 18, 1998
--------------------------
Bruce A. Bunner

/s/ Robert W. Kleinschmidt  Director                            August 18, 1998
--------------------------
Robert W. Kleinschmidt

/s/ Jonathan K. Layne       Director                            August 18, 1998
--------------------------
Jonathan K. Layne

/s/ Roland D. Miller        Director                            August 18, 1998
--------------------------
Roland D. Miller

/s/ Charles L. Schultz      Director                            August 18, 1998
--------------------------
Charles L. Schultz

                                  EXHIBIT INDEX

Exhibit No.         Description

4.1                 Amwest Insurance Group, Inc. 1998 Stock Incentive Plan.

4.2 Certificate of Incorporation of the Company as amended (incorporated by reference to Exhibit 3(3)(a) to the Company's Registration Statement on Form 8-B (Registration No. 1-9580)).

4.3 Amended and Restated Bylaws of the Company (incorporated by reference to the Company's Registration Statement on Form S-3 (Registration No. 33-55143)).

4.4 Preferred Stock Purchase Rights Plan (incorporated by reference to the Company's Registration Statement on Form 8-A filed May 12, 1989).

5.1                 Opinion of Gibson, Dunn & Crutcher LLP.

23.1                Consent of KPMG Peat Marwick LLP.

23.2                Consent of Gibson, Dunn & Crutcher LLP (contained in
                    Exhibit 5.1).

24.1                Power of Attorney (included on page 5 hereto).